EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Total Fund Solution, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Total Fund Solution for the period ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Total Fund Solution for the stated period.

/s/ Stephen E. Baird	/s/ Brian C. Nelson
Stephen E. Baird	Brian C. Nelson
President, Principal Executive Officer	Treasurer, Principal Financial Officer
Total Fund Solution	Total Fund Solution

Dated:	3/6/25

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Total Fund Solution for purposes of the Securities Exchange Act of 1934.